Exhibit 10.11

DCT INDUSTRIAL TRUST INC.

2006 LONG-TERM INCENTIVE PLAN

FORM OF PHANTOM SHARE AWARD AGREEMENT

AGREEMENT by and between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), a Maryland corporation (the “Company”) and              (the “Grantee”), dated as of the      day of             , 200    .

WHEREAS, the Company maintains the DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is [an officer of] [a director of] [an employee of] [a consultant of] [a person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to] the Company or its Subsidiaries; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

[if Award is for a member of the Compensation Committee, references to the “Committee” making and administering the Award may need to be changed to the “Board”]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Phantom Shares.

The Company hereby grants the Grantee              Phantom Shares. The Phantom Shares are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.	Vesting.

(a)	The Phantom Shares shall vest, except as provided herein, if and as [employment][service] continues, pursuant to the following schedule:

Vesting Date	Number of Phantom Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b)	Subject to paragraph 2(c) below, upon a Termination of Service, all Phantom Shares which have not vested prior to or concurrently with such Termination of Service shall thereupon, and with no further action, be forfeited by the Grantee.

(c)	The Phantom Shares shall fully vest upon (i) the Grantee’s death or Disability [while employed][during the period of service] or (ii) the occurrence of a Change in Control [while the Grantee is employed][during the period of service].

[(d)]	[for employees:][Notwithstanding any other provision hereof [(other than paragraph 2(e) below)], if the Grantee is party to an effective employment agreement with the Company from time to time, then the Vesting Period shall also end if and as may be otherwise required by such employment agreement; and nothing herein shall limit any rights the Grantee may otherwise have under such employment agreement.]

[(e)]	[for certain 409A transition elections][Notwithstanding the foregoing, to the extent the rights under the foregoing sentences, if effective during the one-year period to follow the Grantee’s deferral election, would result in a failure to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, then, to such extent, the rights under the foregoing sentences shall not be applicable during such period.]

3.	Distributions

Other than in accordance with an election permitted by the Committee, distributions to the Grantee attributable to the Grantee’s receipt of Phantom Shares hereunder will be distributed, as soon as practicable after the first day of the month following the date on which the Phantom Shares vest. Other than in accordance with an election permitted by the Committee, distributions made to the Grantee will be made as a single delivery of Common Stock.

4.	Dividend Equivalent Rights.

A Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each Phantom Share, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company’s common stockholders (each, a “Dividend Payment”), as set forth below. For each Phantom Share then outstanding, whether or not then vested, if a cash dividend is payable in the ordinary course on a Share, the Company shall make a cash payment to the Grantee in an amount equal to the applicable Dividend Payment, on or about the date of the Dividend Payment.

5.	Miscellaneous.

(a)	The value of a Phantom Share may decrease depending upon the performance of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of my Phantom Shares. If the value of my Phantom Shares decreases, there will be a decrease in the value of what is distributed to the Grantee under the Plan and this Agreement.

(b)	With respect to this Agreement, (i) the Phantom Shares are mere bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a mere bookkeeping reserve to meet its obligations under the Plan). The Plan is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)	The Grantee shall take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan. The issuance of shares of Common Stock, if applicable, and delivery of the certificate or certificates therefor, shall be subject to any delay necessary to complete (i) the listing of such Shares on any stock exchange upon which shares of the same class are then listed, (ii) such registration or other qualification of such Phantom Shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (iii) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the receipt of such Common Stock.

(d)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e)	The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(f)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(f).

(g)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)	Nothing in this Agreement shall confer on the Grantee any right to continue in the [employ or other] service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s [employment or other] service at any time.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

DCT INDUSTRIAL TRUST INC.

By:
Name:
Title:

[Grantee’s Name]

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